Exhibit 10.12(b)

AMENDMENT NO. 1 TO THE BASE CONTRACT FOR SALE

AND PURCHASE OF NATURAL GAS

DATED AS OF NOVEMBER 8, 2010

between

CHEVRON NATURAL GAS, A DIVISION OF CHEVRON U.S.A. INC.

and

ATLAS RESOURCES, LLC, VIKING RESOURCES, LLC, AND RESOURCE ENERGY, LLC,

DATED AS OF JANUARY 6, 2011

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VIA E-MAIL AND UPS

January 6, 2011

Chevron Natural Gas, a division of Chevron USA Inc.

P.O. Box 4700

Houston, Texas 77210

Attention:         Contract Administration

E-mail:                ELLZ@chevron.com

RE:	Amendment of NAESB

Ladies and Gentlemen:

This letter will confirm the understanding of Atlas Resources, LLC and Chevron Natural Gas, a division of Chevron U.S.A. Inc., under that certain Base Contract for Sale and Purchase of Natural Gas dated as of November 8, 2010 (including the special provisions and forms of transaction confirmations attached thereto), and that certain Agreement Regarding Transaction Confirmations between the same parties and dated as of the same date, that the references in each of those agreements to “not more than 60 days following the execution and delivery of the Restructuring Agreements (as defined below)” be replaced with “not later than January 31, 2011”. For the avoidance of doubt, this letter further confirms the understanding of the parties that such agreements permit the Delivery Period to commence other than on the first day of a calendar month.

Please confirm your agreement with the foregoing by executing a copy of this letter in the space provided below and returning it via e-mail to Atlas Resources, LLC at jhammond@atlasenergy.com.

Sincerely,

Atlas Resources, LLC

By:	/s/ John F. Hammond
John F. (Jay) Hammond
Secretary and Attorney-in-Fact

INTENDING TO BE LEGALLY BOUND, the foregoing is acknowledged and agreed to by the undersigned as of the date first set forth above.

Chevron Natural Gas, a Division of Chevron U.S.A., Inc.

By:	/s/ J. Brent Faulk
Name: J. Brent Faulk, Vice President

cc: T. David Bond (via e-mail only)

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